Exhibit 23.6

November 10, 2009

Cellu Tissue Holdings, Inc.

1855 Lockeway Drive

Suite 501

Alpharetta, Georgia 30004

Attention: W. Edwin Litton, General Counsel

Re:    Consent to be Named in Registration Statement

Ladies and Gentlemen:

I hereby consent to be named as a proposed director in this Registration Statement on Form S-1, and all subsequent amendments, and in the accompanying prospectus forming a part thereof.

Sincerely,

/s/  Cynthia T. Jamison